UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

FIFTH STREET ASSET MANAGEMENT INC.

(Name of Registrant as Specified In Its Charter)

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FIFTH STREET ASSET MANAGEMENT INC.

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

Dear Stockholders:

This Notice and the accompanying information statement are being distributed to the stockholders of Fifth Street Asset Management Inc. (the “Company”) to advise them of the receipt by the Company of a written consent in lieu of a meeting of stockholders of the Company (the “Written Consent”), dated October 25, 2017, from holders of approximately 93% of the voting power of the shares of common stock of the Company outstanding and entitled to vote as of such date approving (1) the voluntary dissolution and liquidation of the Company pursuant to the Plan of Liquidation of the Company in substantially the form attached to the Information Statement (the “Plan of Liquidation”) and (2) an amendment to the Second Amended and Restated Certificate of Incorporation of the Company in order to reduce the authorized capital stock of the Company (the “Amendment”). Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, stockholder approval of the Plan of Liquidation and Amendment will not become effective until at least 20 calendar days after the mailing of this Notice and the accompanying Information Statement to stockholders of the Company.

Sincerely,

Leonard M. Tannenbaum
Chairman and Chief Executive Officer

Greenwich, Connecticut

[                   ][   ], 2017

This information statement is first being mailed to stockholders on or about November [   ], 2017.

Exhibit A:	Plan of Liquidation of Fifth Street Asset Management Inc.
Exhibit B:	Amendment to the Second Amended and Restated Certificate of Incorporation of Fifth Street Asset Management Inc.

FIFTH STREET ASSET MANAGEMENT INC.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

INFORMATION STATEMENT

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF FIFTH STREET ASSET MANAGEMENT INC. (THE “COMPANY” “WE,” “US” OR “OUR”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BY WRITTEN CONSENT IN LIEU OF A MEETING OF STOCKHOLDERS, STOCKHOLDERS OWNING APPROXIMATELY 93% OF THE VOTING POWER OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE APPROVED (1) THE DISSOLUTION AND LIQUIDATION OF THE COMPANY PURSUANT TO A PLAN OF LIQUIDATION AND (2) AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

OVERVIEW OF DISSOLUTION AND LIQUIDATION OF THE COMPANY

On October 17, 2017, the transactions contemplated by that certain Asset Purchase Agreement, dated as of July 13, 2017, by and among Fifth Street Management LLC, Oaktree Capital Management, L.P., the Company (solely for the purposes set forth therein) and Fifth Street Holdings L.P. (solely for the purposes set forth therein) closed. Upon such closing, the Company disposed of substantially all of its ongoing business operations. The board of directors of the Company (the “Board”) met on October 12, 2017 and October 23, 2017 to, among other matters, discuss and consider alternatives to maximize value to the Company’s stockholders following such disposition. At these meetings, the Board discussed expected income and expenses prepared by management of the Company under the alternatives considered and potential valuations of the Company under certain scenarios prepared by Houlihan Lokey, Inc. After consideration of the alternatives and the materials presented to the Board, on October 23, 2017, the Board, including all of the independent directors, approved the delisting of the Company’s shares from the Nasdaq Global Select Market and the deregistration of its securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the same meeting, the Board also authorized the dissolution and liquidation of the Company pursuant to a Plan of Liquidation of the Company, in substantially the form attached to this Information Statement as Exhibit A (the “Plan of Liquidation”), subject to approval by the stockholders of the Company.

On October 25, 2017, stockholders holding approximately 93% of the voting power of the outstanding common stock of the Company delivered a written consent in lieu of a meeting of the stockholders of the Company (the “Written Consent”) to the Company in accordance with the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). The Written Consent approved the dissolution and liquidation of the Company pursuant to the Plan of Liquidation. Pursuant to Rule 14c-2 under Exchange Act, the approval of the Plan of Liquidation will not become effective until at least 20 calendar days after the mailing of this Information Statement to stockholders of the Company. This information statement is being mailed on or about November [ ], 2017 and, therefore, effectiveness of the Written Consent is expected on or about November [ ], 2017.

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Upon effectiveness of the Written Consent, we will file a Certificate of Dissolution (the “Certificate of Dissolution”) with the Secretary of State of the State of Delaware dissolving the Company. Pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the Company will continue to exist for three years after its dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. During such period, the Company cannot continue the business for which it was organized.

Summary of Plan of Liquidation

Upon filing of the Certificate of Dissolution, the Plan of Liquidation provides that the Company will cease further business activities except to the extent and for the period described above. The Plan of Liquidation provides that, among other actions, the following steps will be completed at such times as the Board or the officers of the Company implementing the Plan of Liquidation, in their discretion and in accordance with the DGCL, deem necessary, appropriate or advisable in the best interests of the Company and its stockholders:

-	Pay or make provision for the payment of liabilities and outstanding obligations of the Company prior to the date of the Plan of Liquidation or to be incurred after such date, including expenses associated with the liquidation and winding up of our affairs;
-	If deemed necessary or appropriate by the Board, in its absolute discretion, establish and set aside a contingency reserve to satisfy claims against and any unmatured or contingent liabilities of ours and expenses of the sale of our property and assets and the liquidation and dissolution provided for in the Plan of Liquidation;
-	Payment of liquidating distributions to our stockholders of record as determined by the Board;
-	Distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of the remaining assets of the Company after payment or provision for payment of claims against and obligations of the Company; and
-	The taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Our Board may, to the full extent permitted by law, amend the Plan of Liquidation without any further stockholder approval if it determines that such amendment is in the best interest of our stockholders. Our Board may not amend or modify the Plan of Liquidation under circumstances that would require additional stockholder approval under the DGCL or federal securities laws without complying with such requirements. In addition, if the Board determines that dissolution and liquidation are not in our best interests or the best interests of our stockholders, the Board may direct that the Plan of Liquidation be abandoned.

Liquidating Distributions

It is our current intention to make liquidating distributions to our stockholders as soon as practicable and as permitted by Delaware law following the effective date of the filing of the Certificate of Dissolution. The DGCL requires that prior to making any liquidating distribution, we pay or provide for payment of all of our liabilities and obligations, including contingent liabilities. Uncertainties about the amount of liabilities make it impossible to predict precisely the aggregate amount that will ultimately be available for distribution. We will continue to incur claims, liabilities and expenses (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) pursuant to the Plan of Liquidation, which will reduce the amount of cash and assets available for ultimate distribution to our stockholders.

Contingent upon filing of the Certificate of Dissolution on or before December 11, 2017, the Board has declared a distribution in the amount of $2.75 payable on December 26, 2017 to holders of record of our Class A common stock on December 15, 2017, which distribution shall be a distribution in liquidation of the Company. The timing and amount of any additional liquidating distributions will depend on our actual expenses incurred, the timing of the resolutions of matters for which we establish reserves, the amount to be paid in satisfaction of contingencies as well as our ability to convert our remaining assets to cash. Although the Board has not established a firm timetable for additional liquidating distributions, subject to contingencies inherit in winding up our business, the Board intends to make such distributions as promptly as practicable, and, subject to the requirements of Delaware law, we expect to make a final distribution on or prior to the third anniversary of our dissolution.

2

Under the DGCL, in the event we fail to create an adequate reserve for payment of our expenses and liabilities, or should such reserve and the assets held by any liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the repayment to creditors of the Company, out of amounts theretofore received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess.

Absence of Appraisal Rights

Under the DGCL, our stockholders are not entitled to appraisal rights for their shares of the Company’s common stock in connection with the transactions contemplated by the Plan of Liquidation.

Reporting Requirements

We currently have an obligation to comply with the applicable reporting requirements of the Exchange Act. However, we currently intend to suspend our reporting requirements under the Exchange Act in January 2018. Until such time, we will continue to bear the expense of complying with all applicable reporting requirements under the Exchange Act. The costs of compliance with such reporting requirements will reduce the amount which otherwise could be distributed to our stockholders. We are currently taking the steps necessary so that our Class A common stock may be quoted for trading in the OTCQX US Market, operated by OTC Markets, Inc., and in connection therewith intend to provide unaudited quarterly financial information to our stockholders as well as audited financial statements for our fiscal years ending December 31, 2017 and 2018.

Authority of Officers and Directors

Our Board may appoint officers, hire employees and retain independent contractors and agents in connection with the winding up process, and is authorized to pay compensation to or otherwise compensate our directors, officers, employees, independent contractors and agents in order to successfully implement the Plan of Liquidation. Stockholder approval of the Plan of Liquidation pursuant to the Written Consent will constitute approval by stockholders of any such compensation.

Upon effectiveness of stockholder approval of the Plan of Liquidation and without further stockholder action, our officers are authorized to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of every kind and character that our board of directors or any such officer deems necessary, appropriate or advisable (1) to dissolve the Company in accordance with the laws of the State of Delaware and to cause its withdrawal from all jurisdictions in which it is authorized to do business, (2) to sell, dispose, convey, transfer and deliver the assets of the Company, (3) to satisfy or provide for the satisfaction of the Company’s obligations and (4) to distribute all remaining funds of the Company to the stockholders of the Company in accordance with the Second Amendment and Restated Certificate of Incorporation of the Company.

Professional Fees and Expenses

It is specifically contemplated that we will obtain legal, tax and accounting advice and guidance from one or more law and accounting firms and tax advisors in implementing the Plan of Liquidation, and we will pay all fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan of Liquidation, including the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge, filing and disclosure of outstanding obligations, liabilities and claims, filing and resolution of claims with local, county, state and federal tax authorities, and the advancement and reimbursement of any fees and expenses payable by us pursuant to the indemnification we provide in the Certificate of Incorporation and our bylaws, the DGCL or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Liquidation, we may, in the absolute discretion of any of our officers, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Liquidation.

3

Indemnification and Insurance

We will continue to indemnify our officers, directors, employees, agents and the liquidating trustee(s), if any, to the maximum extent required by applicable law, the Certificate of Incorporation and our bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Liquidation and the winding up of our business and affairs. Our Board is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.

Regulatory Approvals

Except for the filing of the Certificate of Dissolution with the Delaware Secretary of State and compliance with the DGCL, federal and state securities laws and the Internal Revenue Code of 1986, as amended (the “Code”), no U.S. federal or state regulatory requirements must be complied with or approvals obtained in connection with the winding up of the Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OUR DISSOLUTION AND LIQUIDATION

The following is a summary of certain material U.S. federal income tax consequences of the Plan of Liquidation that are generally applicable to our stockholders. This discussion is included for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular stockholder. This summary is based on the provisions of the Code, the U.S. Treasury regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could alter or modify the statements and conclusions set forth below. No ruling from the Internal Revenue Service (the “IRS”) and no opinion of counsel will be requested or obtained concerning the U.S. federal income tax consequences of the Plan of Liquidation. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISERS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SUCH STOCKHOLDER AS A RESULT OF THE PLAN OF LIQUIDATION, AND ANY FEDERAL NON-INCOME, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES RELEVANT TO SUCH STOCKHOLDER AS A RESULT OF THE PLAN OF LIQUIDATION.

The following discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular stockholder in light of such stockholder’s particular circumstances, or who may be subject to special rules under the U.S. federal income tax laws, including holders that are not “United States persons” (as defined in the Code), mutual funds, retirement plans, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, brokers or dealers in securities, traders who mark to market, stockholders who hold their shares as part of a straddle, hedge or conversion transaction, and stockholders that hold shares through a partnership or other pass-through entity. This discussion assumes that stockholders hold their stock as capital assets within the meaning of Section 1221 of the Code and that no such stock was worthless within the meaning of Section 165(g) of the Code prior to adoption of the Plan of Liquidation. In addition, the discussion does not address any aspect of federal non-income, state, local or non-U.S. taxation that may be applicable to a particular stockholder.

Federal Income Taxation of our Stockholders

Amounts received by stockholders pursuant to the dissolution and liquidation will be treated as in full payment in exchange for their shares of our common stock. As a result of our dissolution and liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value (at the time of distribution) of any other property distributed, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of our common stock.

4

If we make more than one liquidating distribution, amounts are applied first to recover stock basis before reporting any gain or loss, calculated on a block-by-block basis. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the stock has been held for more than one year. The deductibility of capital losses is limited.

Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution.

After the close of our taxable year, we will provide stockholders and the IRS with a statement of the amount of cash distributed to our stockholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

If a stockholder is required to satisfy any liability of ours not fully covered by our reserve, payments by stockholders in satisfaction of such liabilities would generally produce a capital loss in the year paid, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Liquidating Trusts

If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of any property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. The liquidating trust or trusts themselves will not be subject to federal income tax. After formation of the liquidating trust or trusts, the stockholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts, whether or not the liquidating trust makes any actual distributions. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

The tax consequences of the Plan of Liquidation may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax adviser regarding the federal income tax consequences of the Plan of Liquidation as well as the state, local and foreign tax consequences.

AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

At a meeting of the Board on October 23, 2017, the Board determined that it was advisable and in the best interests of the Company and its stockholders to reduce the authorized capital stock of the Company and approved the Amendment. Stockholders holding approximately 93% of the voting power of the outstanding capital stock of the Company approved the Amendment pursuant to the Written Consent. A copy of the Amendment is attached hereto as Exhibit B.

Under the current Certificate of Incorporation, the Company has 500,000,000 shares of authorized Class A common stock, 50,000,000 shares of authorized Class B common stock, and 5,000,000 shares of authorized preferred stock. As of October 25, 2017, the Company had 20,114,671 shares of Class A common stock outstanding, 30,715,668 shares of Class B common stock outstanding and no shares of preferred stock outstanding. The Amendment would reduce the capitalization of the Company to 60,000,000 shares of Class A common stock, 32,000,000 shares of Class B common stock and 1,000 shares of preferred stock.

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The Board discussed that reducing the authorized capital stock of the Company may reduce certain expenses of the Company and noted that, as part of its dissolution and winding up pursuant to the Plan of Liquidation, the Company would not require a substantial number of additional authorized but unissued shares of Class A common stock.

Upon effectiveness of the approval of the Amendment by the Company stockholders pursuant to the Written Consent, the Amendment will be filed with the Secretary of State of the State of Delaware and the capital stock of the Company will be reduced as set forth in the Amendment.

FORWARD-LOOKING STATEMENTS

This information statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that reflect our current views with respect to, among other things, future events and financial performance. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements in this information statement are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Our actual results may vary materially from those indicated in these forward-looking statements, including as a result of the factors described under “Risk Factors” in our quarterly and annual reports filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in the economy generally due to terrorism or natural disasters; the timing of release of amounts subject to escrow under the asset purchase agreement referenced herein and the carrying value of certain assets and liabilities; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); our ability to satisfy our debt obligations and pay dividends to our stockholders; potential wind-down or dispositions of our business; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Although we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, or otherwise make available to investors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock held by the following persons as of October 25, 2017:

•	each person or group of affiliated persons known to us to beneficially own more than 5% of our Class A common stock or Class B common stock;

•	each of our named executive officers;

•	each of our current directors; and

•	all of our directors and executive officers as a group.

As of October 25, 2017, there were 20,114,671 shares of Class A common stock outstanding and 30,715,668 shares of Class B common stock outstanding. Beneficial ownership and percentage ownership are determined in accordance with SEC rules. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock underlying options and warrants held by a person that are exercisable within 60 days of October 25, 2017 are considered to be outstanding. However, the numbers in the Percentage of Combined Voting Power column do not give effect to any options or warrants held by the persons listed in the table. To our knowledge, except as indicated in the footnotes to this table, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Unless otherwise indicated, the address of all executive officers and directors is c/o Fifth Street Asset Management Inc., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

The information in the table below is current as of October 25, 2017.

	Class A Shares Beneficially Owned(1)(2)(3)		Class B Shares Beneficially Owned		Percentage of
Name of Beneficial Owner	Number of Shares	Percentage of Class	Number of Shares	Percentage of Class	Combined Voting Power
Executive Officers and Directors
Leonard M. Tannenbaum	10,648,126	52.3%	30,074,531	97.9%	92.4%
Bernard D. Berman	2,151,132	10.7%	641,137	2.1%	3.0%
Alexander C. Frank	141,241	*	—	—	*
Michael W. Arthur	10,000	*	—	—	*
Jodi H. Bond	—	—	—	—	—
Thomas H. Brandt	10,000	*	—	—	*
Thomas L. Harrison	26,000	*	—	—	*
James F. Velgot	16,865	*	—	—	*
Executive Officers and Directors as a group (8 persons)	13,003,364	64.6%	30,715,668	100.00%	95.7%

*	Represents less than 1%.

(1)	Each share of our Class A common stock is entitled to one vote per share and each share of our Class B common stock is entitled to five votes per share.

(2)	The following executive officers and directors own directly and indirectly, in addition to shares of Company Class A common stock, the following amounts of units of Fifth Street Holdings L.P. that are exchangeable into shares of Company Class A common stock, subject to certain terms and conditions: Leonard M. Tannenbaum — 30,111,438, Bernard D. Berman — 661,414, Alexander C. Frank — 32,240, and James F. Velgot — 5,496.
(3)	The board of directors of the Company approved accelerated vesting, effective as of October 26, 2017, of 243,979 restricted stock units (“RSUs”) granted to Leonard M. Tannenbaum and 70,951 RSUs granted to Bernard D. Berman,, which grants were made in October 2014 in connection with the Company’s initial public offering. Upon such vesting, one share of Class A common stock of the Company will be issuable for each RSU and will be issued by the Company within 60 days of such vesting. Therefore, the information in the table above includes the expected issuance of 243,979 shares of Class A common stock to Mr. Tannenbaum and 70,951 shares of Class A common stock to Mr. Berman.

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HOUSEHOLDING OF INFORMATION STATEMENT

Unless we have received contrary instructions, we may send a single copy of this information statement to any household at which two or more Company stockholders reside if we believe such stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, please follow the instructions described below. We will deliver promptly, upon request, a separate copy of this information statement to Company stockholders of record at a shared address to which a single copy of such document(s) was delivered. Similarly, if you share an address with another Company stockholder and together both of you would like to receive only a single set of our disclosure documents, please follow these instructions.

If you are a Company stockholder of record, you may contact us by emailing Robyn Friedman at ir-fsam@fifthstreetfinance.com, calling our Investor Relations Department at (203) 681-3720 or by writing to Fifth Street Asset Management Inc., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Investor Relations Department. Eligible Company stockholders of record receiving multiple copies of this information statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of the materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains annual, quarterly and current reports, proxy statements and other information filed with the SEC. Such filings are available at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Fifth Street Asset Management Inc.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

Copies of our filings with the SEC are also promptly available through the Investor Relations section of our website, http://fsam.fifthstreetfinance.com.

The information included on our website is not incorporated by reference into this information statement.

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Exhibit A

PLAN OF LIQUIDATION

OF

FIFTH STREET ASSET MANAGEMENT INC.

(A Dissolved Delaware Corporation)

This Plan of Liquidation (the “Plan of Liquidation” or “Plan”) of Fifth Street Asset Management Inc. (“FSAM”) is dated this __ day of _________, 2017.

WHEREAS, the dissolution of FSAM was duly authorized by its board of directors (the “Board”) and stockholders, and FSAM was dissolved on _________, 2017 by the filing of a certificate of dissolution (the “Certificate of Dissolution”) with the Office of the Secretary of State of the State of Delaware;

WHEREAS, FSAM elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Board has determined in its reasonable business judgment that it is advisable and in the best interests of the Company and its stockholders that the Company commence an orderly liquidation and/or wind up in accordance with the DGCL and the Internal Revenue Code of 1986, as amended (the “Code”) and has adopted this Plan in accordance with the Second Amended and Restated Certificate of Incorporation of FSAM (the “Certificate of Incorporation”) and the bylaws of FSAM (together with the Certificate of Incorporation, the “Governing Documents”), and the stockholders of FSAM have approved this Plan in accordance with the Governing Documents;

NOW THEREFORE, FSAM adopts the following Plan of Liquidation for the orderly liquidation and/or wind up of FSAM, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1.	PAYMENT OF LIABILITIES AND OBLIGATIONS. The officers of FSAM (each, an “Authorized Officer”) be, and each of them hereby is, authorized, empowered and directed on behalf of FSAM to (a) pay or provide for the payment in full, or in such other amount as shall be agreed upon by FSAM and the relevant creditor, any unknown liabilities or outstanding obligations prior to the date of this Plan and liabilities and obligations incurred or to be incurred after such date, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of FSAM and the winding up of its business and affairs and (b) pay in full any liabilities for federal, state and city taxes.

2.	CONTINGENCY RESERVE. If and to the extent deemed necessary, appropriate or desirable by the Board, in its absolute discretion, FSAM may establish and set aside a reasonable amount of cash and/or property to satisfy claims against and any unmatured or contingent liabilities and obligations of FSAM, including tax obligations, and all expenses of the sale of FSAM’s property and assets, of the collection and defense of FSAM’s property and assets, and the liquidation and dissolution provided for in this Plan.

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3.	LIMITED CONTINUATION OF FSAM; AUTHORITY OF OFFICERS AND DIRECTORS.

a.	From and after the date hereof, FSAM shall not engage in any further business activities except for the period set forth in and purposes allowed by Section 278 of the DGCL, including the purpose of implementing any claims procedure, prosecuting or defending suits and engaging in such activities as are necessary to enable FSAM to gradually settle and close its business, liquidate, dispose of and convey its property, discharge its liabilities and distribute any remaining assets to its stockholders. The Board and the officers of the Company then in office shall continue in office solely for these purposes and shall cease to be members of the Board and/or officers of the Company upon the earlier of the completion of these activities, the date of their respective resignations, or the expiration of the continuation period set forth in Section 278 of the DGCL.

b.	The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process and is authorized to pay such persons compensation for their services. The approval of this Plan by the stockholders of FSAM in accordance with the Governing Documents constitutes full and complete authority, in accordance with and subject to the terms of the Governing Documents for the Board and the Authorized Officers, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or any such Authorized Officer deem necessary, appropriate or advisable (i) to dissolve FSAM in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of FSAM; (iii) to satisfy or provide for the satisfaction of FSAM’s obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of FSAM to the stockholders of FSAM in accordance with the Certificate of Incorporation in complete cancellation or redemption of such stock.

4.	CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. The Authorized Officers and agents of FSAM shall, as promptly as feasible, proceed to collect all sums due or owing to FSAM, to sell and convert into cash any and all corporate assets and, out of the assets of FSAM, attempt to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of FSAM pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan. Any funds left over shall be distributed to the stockholders of FSAM in accordance with the priorities for distributions set forth in the Certificate of Incorporation.

5.	RECOVERY OF ASSETS. In the event that FSAM (or any trustee or receiver for FSAM appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to FSAM, such funds shall first be used to satisfy any claims against or obligations of FSAM, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of FSAM in accordance with and subject to the terms of the Certificate of Incorporation, the DGCL and to such terms and conditions as the Board (or any trustee or receiver for FSAM) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude FSAM (or any trustee or receiver for FSAM) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of FSAM.

6.	PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that any Authorized Officer may authorize the payment of fees to a law firm or law firms selected by such Authorized Officer as may be required for legal fees and expenses of FSAM, including to cover any costs payable pursuant to the indemnification of FSAM’s officers or members of the Board provided by FSAM pursuant to the Governing Documents, the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to FSAM. In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, FSAM may, in the sole and absolute discretion of any Authorized Officer, pay any brokerage, agency and other fees and expenses of persons rendering services to FSAM in connection with the collection, sale, exchange or other disposition of FSAM’s property and assets and the implementation of this Plan.

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7.	INDEMNIFICATION. FSAM shall continue to indemnify its officers, directors, employees and agents in accordance with the Governing Documents and any contractual arrangements for actions taken in connection with this Plan and the winding up of the affairs of FSAM. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover FSAM’s obligations hereunder, including directors’ and officers’ liability coverage.

8.	LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of FSAM to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a court of competent jurisdiction (the “Court”) for the appointment of one more trustees to conduct the liquidation of FSAM, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of FSAM’s property, and to collect the debts and property due and belonging to FSAM, with power to prosecute and defend, in the name of FSAM or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by FSAM that may be necessary, appropriate or advisable for the final settlement of the unfinished business of FSAM.

9.	LIQUIDATING DISTRIBUTIONS. Liquidating distributions as deemed necessary, appropriate or desirable by the Board and in accordance with and subject to the terms of the Certificate of Incorporation, shall be made from time to time after the adoption of this Plan to the stockholders of the Company in accordance with the provisions of the Certificate of Incorporation for such liquidating distributions; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of FSAM (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of FSAM). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of FSAM within the meaning of the Code and the regulations promulgated thereunder.

10.	AMENDMENT OR MODIFICATION OF PLAN. If for any reason the Board determines that such action would be in the best interests of FSAM, it may amend or modify this Plan and all actions contemplated hereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL and in accordance with and subject to the terms of the Certificate of Incorporation; provided, however, that FSAM will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11.	CANCELLATION OF STOCK AND STOCK CERTIFICATES. FSAM will finally close its stock transfer books and discontinue recording transfers of stock on the earliest to occur of (i) the close of business on the record date fixed by the Board for the final liquidating distribution or (ii) such other date on which the Board, in accordance with applicable law, determines and closes such stock transfer books, and thereafter certificates representing stock will not be assignable or transferable on the books of FSAM except by will, intestate succession or operation of law.

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12.	LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan shall be a plan of complete liquidation of FSAM in accordance with the terms of Sections 331 and 336 of the Code. This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for FSAM, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including the making of an election under Section 336(e) of the Code, if applicable.

13.	FILING OF TAX FORMS. The Authorized Officers be, and each of them hereby are, authorized and directed, within 30 days after the effective date of this Plan, to execute and file a U.S. Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

14.	POTENTIAL ASSIGNMENT FOR BENEFIT OF CREDITORS. Notwithstanding anything to the contrary herein, from and after the date of this Plan, if deemed necessary or desirable by the Board, subject to and upon separate approval by the Board, FSAM may make an assignment for benefit of its creditors under applicable state law, and thereby liquidate and wind up its affairs through such an assignment for benefit of creditors proceeding under applicable law (an “Assignment”). Approval of the Plan constitutes the approval by the stockholders of FSAM of its liquidation and wind up through an Assignment if later approved by the Board and the terms of any agreement with the assignee of such Assignment (“Assignment Agreement”). If FSAM liquidates and winds up its affairs through an Assignment, all provisions of this Plan shall remain in full force and effect, except that in the event that any of the provisions of this Plan are inconsistent either with the applicable law governing the Assignment (“Applicable Assignment Law”) or the Assignment Agreement, then such Applicable Assignment Law and/or Assignment Agreement shall govern.

15.	FURTHER ACTIONS. The Authorized Officers be, and each of them hereby is, authorized, without further action by the Board or FSAM’s stockholders, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, assignments, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of such Authorized Officer, to implement this Plan and the transactions contemplated hereby, including all filings or acts required by any state or federal law or regulation to wind up the affairs of FSAM.

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Exhibit B

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FIFTH STREET ASSET MANAGEMENT INC.

The undersigned, for the purposes of amending the Second Amended and Restated Certificate of Incorporation of Fifth Street Asset Management Inc., a Delaware corporation (the “Corporation”), as heretofore amended, supplemented and restated, does hereby certify that:

FIRST: This amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation (this “Amendment”) was duly adopted by the Board of Directors of the Corporation on October 23, 2017 and by the stockholders of the Corporation on October 25, 2017 in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

SECOND: Section 4.1 of Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

Section 4.1 Authorized Capital Stock.

The aggregate number of shares that the Corporation shall have authority to issue is 92,001,000 shares consisting of:

1.          60,000,000 shares of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”);

2.          32,000,000 shares of Class B Common Stock, $0.01 par value per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”); and

3.          1,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”).

Upon filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each then-outstanding three shares of Common Stock (“Old Common Stock”) were automatically converted into one validly issued, fully paid and non-assessable shares of Class A Common Stock without any further action by the Corporation or the holder of such shares of Old Common Stock (the “Common Stock Reverse Split”). Each stock certificate representing shares of Old Common Stock represents a number of shares of Class A Common Stock equal to the same number of shares of Old Common Stock previously represented by such stock certificate, divided by three and rounded down to the nearest whole number; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of whole shares of Class A Common Stock to which such person is entitled as a result of the Common Stock Reverse Split based on the aggregate number of shares of Old Common Stock held by such person. No fractional interest in a share of Class A Common Stock shall be deliverable upon the Common Stock Reverse Split. Stockholders who otherwise would have been entitled to receive any fractional interest in a share of Class A Common Stock, in lieu of receipt of such fractional interest, shall be entitled to receive from the Corporation an amount in cash equal to the fair value of such fractional interest as of the Effective Time. All share numbers, dollar amounts and other provisions set forth herein give effect to the Common Stock Reverse Split.

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IN WITNESS WHEREOF, said Fifth Street Asset Management Inc. has caused this Amendment to the Second Amended and Restated Certificate of Incorporation to be executed by Bernard D. Berman, its President, this
       day of                       , 2017.

Bernard D. Berman
President

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